NEWS RELEASE

Harte Hanks Reports First Quarter 2020 Financial Results

Company Announces Exit of Print Operations and Strategic Partnership for Direct Mail Production; Launches Two New Offerings Leveraging the Unique Capabilities of the Company

AUSTIN, Texas – May 14, 2020 -- Harte Hanks, Inc. (NYSE: HHS), an industry leader in data-driven, omnichannel marketing, and customer relationship solutions and logistics, today announced financial results for the first quarter ended March 31, 2020.

Recent Operational and Financial Highlights

●	First quarter GAAP net income of $5.1 million compared to GAAP net loss of $13.5 million in the year ago period, inclusive of a $11.3 million one-time tax benefit
●	First quarter EBITDA improved to ($4.0) million compared to ($9.5) million in the same period last year
●	First quarter Adjusted EBITDA improved to ($2.4) million compared to ($4.4) million in the same period last year
●	Reduced quarterly operating expenses by 35% to $45.6 million compared to $70.1 million in same period last year
●

Effective June 30th, the Company will complete the exit of its direct mail operations, complete its transition to a strategic partnership with Summit Direct Mail, and close its Jacksonville facility, resulting in $2-3 million in expected annualized savings. Harte Hanks will manage client relationships and Summit will execute campaigns

“We are navigating a rapidly changing and uncertain environment, protecting the well-being of our employees while carefully evaluating expenses and business functions to ensure that we add value to our customers. We have made significant progress in our goal to position Harte Hanks for sustainable profitability, even during these challenging times,” commented Andrew Benett, Executive Chairman and Chief Executive Officer. “The direct impact of COVID-19 on our operations was limited in the first quarter and generally confined to the month of March. Although we expect to see a more pronounced impact in the second quarter as a result of customer delays and near-term reductions in marketing spend, we believe attractive new opportunities are emerging. Customers are seeking to outsource marketing functions, and we provide many of these functions on a cost efficient basis. We are continuing to align our expenses with expected revenue levels, which was already a top Company priority, as we continue to transform the company to compete in the new economy.”

“Our evolution to an asset light organization, with a reduced physical footprint continued in the quarter,” Mr. Benett added. “The strategic partnership with Summit, effective June 30th, will enable Harte Hanks to continue to manage and service our customers while reducing the high fixed costs required to support in-house printing operations. With expanded capabilities under this partnership, Harte Hanks is well positioned to provide a full suite of marketing solutions and more efficiently reallocate resources to our marketing services and fulfillment businesses, where we see opportunities to leverage competitive differentiators to drive growth.”

Mr. Benett concluded, “We have accelerated our efforts to streamline our operations and transition from a holding company structure by integrating our activities, and reorienting our operations, putting the customer at the center of everything we do. These changes enable us to offer valuable and differentiated customer solutions, which makes us more integral to their operations. As part of this, we are ramping efforts to launch two new products in the second half of 2020, which are expected to position us for renewed growth. A new Sampling offering will leverage our core marketing services and fulfillment capabilities, and a Marketing-as-a-Service offering will provide cost efficient outsourcing services to customers looking to reduce variable costs across their organizations. We remain focused on achieving our targeted goal of positive free cash flow in the second half of 2021. We believe we have the plan and the resources required to achieve this important milestone.”

First Quarter 2020 Results

First quarter revenues were $40.5 million, compared to $59.2 million during the same quarter last year, an $18.7 million, or a 31.6% decline. This decline was due to lower revenue in all verticals, led by Retail and Transportation.

First quarter operating loss was $5.1 million, compared to an operating loss of $10.9 million in the same quarter last year. The improvement was a result of the Company’s cost reduction efforts, which lowered operating expenses by $24.5 million, including a $9.7 million or 29% reduction in labor expense.

First quarter Adjusted Operating Loss was $3.5 million, compared to a loss of $5.9 million in the prior year quarter. The improvement in Adjusted Operating Loss reflects substantial cost-cutting actions taken by management.

Income attributable to common stockholders for the first quarter was $4.3 million, or $0.67 per diluted share, including a tax benefit of $11.3 million due to changes from the CARES Act allowing NOLs generated in 2018 through 2020 to be carried back for 5 years. In the prior year period, loss attributable to common stockholders was $13.6 million, or a loss of $2.18 per basic and diluted share.

Conference Call Information

The company will host a conference call and live webcast to discuss these results today at 4:30 p.m. ET. To access the live call, please dial (877) 300-8521 (toll free) or (412) 317-6026 and reference conference ID 10144089. The conference call will also be webcasted live in the Investors Events section of the Harte Hanks website.

Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 10144089.The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks is an industry leader in data-driven, omnichannel marketing solutions and logistics. The fuel that powers this Company is customer data. We offer clients around the world the strategic guidance they need across the customer data landscape as well as the executional know-how in database build and management, data analytics, data-driven creativity, digital media, direct mail, customer contact, client fulfillment, and marketing and product logistics. Harte Hanks has approximately 2400 employees delivering solutions in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, disrupted business operations resulting from travel restrictions and reduced consumer spending, and uncertainty regarding the duration of the virus’ impact, (ii) market conditions that may adversely impact marketing expenditures and (iii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 which was filed on March 19, 2020. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Loss” as a measure useful to both management and investors in their analysis of the Company’s Condensed Consolidated Statements of Operations (Unaudited) because it facilitates a period to period comparison of Operating Revenue and Operating Loss by excluding restructuring expense, impairment expense and stock-based compensation in 2020 and 2019. The most directly comparable measure for this non-GAAP financial measure is Operating Loss.

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings interest expense (benefit), income tax expense (benefit), depreciation expense, restructuring expense, impairment expense, stock-based compensation expenses, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income (Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income (Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:

FNK IR

Rob Fink

646-809-4048

Rob@fnkir.com

Source: Harte Hanks, Inc

Harte Hanks, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
	Three Months Ended March 31,
In thousands, except per share data	2020	2019
Operating revenues..............................................................................	$ 40,522	$ 59,150
Operating expenses
Labor...............................................................................................	23,948	33,667
Production and distribution................................................................	13,246	23,000
Advertising, selling, general and administrative....................................	5,948	7,475
Restructuring expense......................................................................	1,366	4,506
Depreciation expense........................................................................	1,121	1,442
Total operating expenses.............................................................	45,629	70,090
Operating loss.....................................................................................	(5,107)	(10,940)
Other expenses, net
Interest expense, net........................................................................	312	220
Other, net........................................................................................	757	1,577
Total other expenses, net ..............................................................	1,069	1,797
Loss before income taxes.....................................................................	(6,176)	(12,737)
Income tax (benefit) expense................................................................	(11,294)	790
Net Income (loss)................................................................................	5,118	(13,527)
Less Preferred Stock dividends.......................................................	123	122
Less: Earnings attributable to participating securities........................	683	-
Income (loss) attributable to common stockholders	$ 4,312	$ (13,649)

Earnings (loss) per common share
Basic...............................................................................................	$ 0.68	$ (2.18)
Diluted.............................................................................................	0.67	(2.18)

Weighted-average common shares outstanding......................................
Basic...............................................................................................	6,320	6,268
Diluted.............................................................................................	6,481	6,268

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
In thousands, except per share data	March 31, 2020	December 31, 2019

ASSETS.............................................................................................
Current Assets
Cash and cash equivalents................................................................	$ 23,462	$ 28,104
Restricted cash................................................................................	5,253	6,018
Accounts receivable (less allowance for doubtful accounts of $848 at March 31, 2020 and $666 at December 31, 2019)	36,432	38,972
Contract assets................................................................................	352	805
Inventory..........................................................................................	407	354
Prepaid expenses.............................................................................	4,114	3,300
Prepaid income tax and income tax receivable....................................	11,158	78
Other current assets.........................................................................	1,461	1,670
Total current assets....................................................................	82,639	79,301

Net property, plant and equipment.........................................................	7,868	8,323
Right-of-use assets..............................................................................	20,250	18,817
Other assets.......................................................................................	3,447	3,761
Total assets...............................................................................	$ 114,204	$ 110,202

LIABILITIES AND STOCKHOLDERS’ DEFICIT........................................
Current liabilities .................................................................................
Accounts payable and accrued expenses...........................................	$ 16,666	$ 16,917
Accrued payroll and related expenses................................................	4,447	4,215
Deferred revenue and customer advances............................................	3,904	4,397
Customer postage and program deposits............................................	8,280	9,767
Other current liabilities......................................................................	2,527	2,619
Short-term lease liabilities.................................................................	8,531	7,616
Total current liabilities.................................................................	44,355	45,531

Long-term Debt ...................................................................................	18,700	18,700
Pensions............................................................................................	68,977	70,000
Deferred tax liability, net ......................................................................	301	244
Long-term lease liabilities.....................................................................	13,886	13,078
Other long-term liabilities......................................................................	2,553	2,609
Total liabilities............................................................................	148,772	150,162

Preferred Stock................................................................................	9,723	9,723

Stockholders’ deficit ............................................................................
Common stock.................................................................................	12,121	12,121
Additional paid-in capital....................................................................	417,578	447,022
Retained earnings.............................................................................	802,935	797,817
Less treasury stock..........................................................................	(1,213,842)	(1,243,509)
Accumulated other comprehensive loss..............................................	(63,083)	(63,134)
Total stockholders’ deficit............................................................	$ (44,291)	$ (49,683)

Total liabilities, Preferred Stock and stockholders’ deficit................	$ 114,204	$ 110,202

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures
	Three Months Ended March 31,
In thousands, except per share data	2020	2019
Net Income (loss)................................................................................	$ 5,118	$ (13,527)
Income tax (benefit) expense................................................................	(11,294)	790
Interest expense, net...........................................................................	312	220
Pension expense.................................................................................	901	1,435
Other, net...........................................................................................	(144)	142
Depreciation expense...........................................................................	1,121	1,442
EBITDA...........................................................................................	$ (3,986)	$ (9,498)

Restructuring expense.........................................................................	1,366	4,506
Stock-based compensation..................................................................	216	551
Adjusted EBITDA..............................................................................	$ (2,404)	$ (4,441)

Operating loss.....................................................................................	$ (5,107)	$ (10,940)
Restructuring expenses........................................................................	1,366	4,506
Stock-based compensation..................................................................	216	551
Adjusted operating loss.....................................................................	$ (3,525)	$ (5,883)
Adjusted Operating Margin (a)............................................................	-8.7%	-9.9%

(a) Adjusted Operating Margin equals Adjusted Operating Income (loss) divided by Revenues